Exhibit 10.44
712 Fifth Avenue
New York, New York 10019
(212) 957-5002

November 12, 2014

GS Direct, L.L.C.
c/o Goldman Sachs & Co.
85 Broad Street
New York, NY 10004
Attention: Bradley J. Gross
Re: Purchase Agreement

Dear Sir/Madam:

Reference is made to the Purchase Agreement, dated November 13, 2013, by and between GS Direct, L.L.C. (“GS Direct”) and Griffon Corporation (“Griffon”).

This is to confirm our agreement that Section 10 of the Purchase Agreement (“Right of First Negotiation, Investment Agreement and Registration Rights Agreement”) is hereby amended to extend the period thereunder from December 31, 2014 to December 31, 2015.

Please execute this letter in the space provided below to confirm your agreement with the foregoing.

Sincerely,

Griffon Corporation

/s/ Ronald J. Kramer_________
Ronald J. Kramer
Chief Executive Officer

Acknowledged and Agreed:

G.S. Direct, L.L.C.

/s/ Bradley J. Gross__________
Bradley J. Gross
Vice President